EXHIBIT 23.1
                                  ------------

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Safe Transportation Systems, Inc.


We consent to the use in this Registration Statement on Form SB-2 of our report dated April 16, 2001, relating to the financial statements of Safe Transportation Systems, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                               /s/ Sweeny, Gates & Co.

                               Sweeney, Gates & Co.



Fort Lauderdale, Florida
February 14, 2002